Exhibit 99.3

FOR IMMEDIATE RELEASE                             Contact: Thomas M. Mishoe, Jr.
May 24, 2001                                                      (804) 228-5600


                    Open Plan Systems, Inc. Announces Filing
                              Of Form 10-K For 2000

         RICHMOND,  VIRGINIA (May 24, 2001) - Open Plan Systems,  Inc.  (Nasdaq:
PLANE), the largest independent remanufacturer of work stations in the United States, announced today that the Company has filed its Annual Report on Form 10-K for the 2000 fiscal year with the Securities and Exchange Commission. The delay in the filing of the Form 10-K was due to unanticipated turnover in financial personnel, including the departure of the Company's Chief Financial Officer in December 2000, and unresolved issues regarding inventory balances and certain other items. The delay in filing the Form 10-K has also delayed the filing of the Company's Quarterly Report on Form 10-Q for the first quarter of 2001. The Company anticipates filing the Form 10-Q for the first quarter of 2001 as soon as practicable.

         The Company cautions readers that statements contained herein regarding the anticipated date for filing of the Form 10-Q are forward-looking statements based upon management's current knowledge and assumptions about future events. Actual results or performance may be materially different from any results or performance expressed or implied by such forward-looking statements.

         Open Plan Systems, Inc. remanufactures and markets modular office work stations through a network of Company-owned sales offices and selected dealers. Work stations consist of movable panels, work surfaces, storage units, lighting and electrical distribution combined into a single integrated unit.